U.S. SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                            FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported):  March 17, 2000

                   Commission File No.   0-22524

                   REAL GOODS TRADING CORPORATION
(Exact name of small business issuer as specified in its charter)

         California                     68-0227324
(State or other jurisdiction of       (IRS Employer
incorporation or organization)         Identification Number)

3440 Airway Drive, Santa Rosa  California       95403
(Address of principal executive offices)      (Zip Code)

Issuer's telephone number, including area code:
                               (707) 542-2600

Item 4.  Changes in Registrant's Certifying Accountant.

The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 4.

                            SIGNATURES

Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           REAL GOODS TRADING CORPORATION
                                    (Registrant)


                                Date:  March 17, 2000
                                By:[S]LESLIE B. SEELY
                                      Leslie B. Seely
                                      Chief Financial Officer

                                ATTACHMENT A


Item 4. Changes in Registrant's Certifying Accountant.


On March 11, 2000, the Board of Directors of Real Goods Trading
Corporation unanimously approved the engagement of Moss Adams
LLP as the principal auditors for the Company. The Audit
Committee concurred in that decision.  As such, Deloitte & Touche
LLP have been replaced as of March 11, 2000.

The following information complies with Item 304 of Regulation
S-K, Reg. 229.304.


(a)(1)(i) The former accountants, Deloitte & Touche LLP have been dismissed as of March 11, 2000;

(a)(1)(ii) Deloitte & Touche's opinions on the financial statements for the years ended March 31, 1999 and 1998 were unqualified;

(a)(1)(iii) The decision to change accountants was approved by the Board of Directors of Real Goods Trading Corporation on March 11, 2000; the Audit Committee joined in that decision. Also on March 11, 2000 the Board of Directors and the Audit Committee unanimously approved the appointment of Moss Adams LLP.

(a)(1)(iv)    There have been no disagreements with Deloitte &
              Touche LLP on any accounting principles, practices, financial statement disclosures, or audit scope procedures.

(a)(1)(v)     Not applicable.


Deloitte & Touche LLP's letter addressing the above comments appears as Exhibit I to this filing.

                               Exhibit I
March 17, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Real Goods Trading Corporation dated March 14, 2000. With regards to information contained in item (a)(1)(iii), we have no basis for agreeing or disagreeing with such comment.

Yours truly,
     [S]DELOITTE & TOUCHE LLP
        Deloitte & Touche LLP